EXHIBIT 99.1
FOR IMMEDIATE RELEASE

MEDIA CONTACT:	INVESTOR CONTACT:
Steve Forsyth	Janice Kuntz
(770) 632-8322	(404) 352-2841
WORLD AIR HOLDINGS CHIEF FINANCIAL OFFICER MOVES TO
WORLD RISK SOLUTIONS, LTD.
Ginger Clark to Serve as Interim CFO at World Air Holdings;
Temporary CFO Added at North American Airlines
     PEACHTREE CITY, Ga. (Dec. 8, 2005) — World Air Holdings, Inc. (NASDAQ: WLDAE), parent company of World Airways and North American Airlines, today announced that Gilberto M. Duarte, Jr., the company’s chief financial officer, will move to a full-time position as president of its risk management subsidiary, World Risk Solutions, Ltd., effective immediately. Ginger Clark, vice president and controller for World Air Holdings, will serve as interim chief financial officer.
     Clark, previously director of accounting/controller for AirTran Airways, joined World Air Holdings in 2005. She is a Certified Public Accountant and holds several degrees from the University of Florida, including a master’s degree in Business Administration. She also has a bachelor’s degree in Business Administration and Accounting from the University of Central Florida.
     Duarte’s responsibilities also have included serving as chief financial officer of World Airways as well as president of World Risk Solutions. He joined World Airways in 1998 and became chief financial officer in December of that year. Over the past seven years he has been a key contributor to the financial turnaround of World Airways and the creation of World Air Holdings. His experience in the airline industry spans more than 35 years, including 22 years with Eastern Airlines, where he held senior positions including Division Controller and Vice President of Airport Operations. From 1992 to 1995, he served as Executive Vice President of Universal Aviation Services and for the two prior years was Executive Vice President of BWIA International.
     “In 2004, we formed World Risk Solutions as a subsidiary to provide risk management programs and related activities that offer the company certain loss control savings,” said Randy Martinez, World Air Holdings chief executive officer. “Gil has elected to focus his energies on growing and overseeing the day-to-day operations and potential opportunities at World Risk Solutions. We want to thank Gil for his tireless efforts as our chief financial officer.
     “We have engaged an executive search firm that has been actively screening candidates for the chief financial officer position for World Air Holdings and we expect to begin interviews in the immediate future.”
     The company also announced that Jack Wynne of Tatum Partners will serve as temporary chief financial officer at North American Airlines. He will be responsible for overseeing financial activities at North American and will focus on processes, practices, and further assimilation into the World Air Holdings structure.
     Wynne, a partner at Tatum Partners, has been CEO and CFO of the PromptCare Companies, Inc., vice president and CFO for Allied International Healthcare, Inc., and vice president, CFO and treasurer for Wassall USA, Inc. A former senior audit manager with Coopers & Lybrand LLP, he has a Bachelor’s degree in accounting from the University of Connecticut.
     World Air Holdings has three wholly owned subsidiaries, World Airways, Inc., North American Airlines, Inc., and World Risk Solutions, Ltd. World Airways is a charter passenger and cargo airline founded in 1948, North American is a charter passenger airline founded in 1989, and World Risk Solutions is an insurance subsidiary established in 2004. For additional information, visit www.worldairholdings.com
[“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This release contains forward looking statements that are subject to risks and uncertainties including, but not limited to, the impact of competition in the market for air transportation services, the cyclical nature of the air carrier business, reliance on key marketing relationships, fluctuations in operating results and other risks detailed from time to time in the company’s periodic reports filed with the SEC (reports are available from the company upon request). These various risks and uncertainties may cause the company’s actual results to differ materially from those expressed in any of the forward looking statements made by, or on behalf of the company in this release.]
###